United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 26, 2021

Date of Report (Date of earliest event reported)

Gaming & Hospitality Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39987	84-5014306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3755 Breakthrough Way #300, Las Vegas, Nevada		89135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 211-8626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant to purchase one share of Class A common stock	GHACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	GHAC	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment	GHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On March 26, 2021, Gaming & Hospitality Acquisition Corp. (the “Company”) announced that, commencing March 26, 2021, the holders of the units sold in the Company’s initial public offering may elect to separately trade the shares of the Company’s Class A common stock and the warrants included in the units commencing on March 26, 2021.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The shares of Class A common stock and warrants that are separated will trade on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “GHAC” and “GHACW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “GHACU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

A copy of the press release issued by the Company announcing the separate trading of the shares of Class common stock and the warrants included in the units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2021

GAMING & HOSPITALITY ACQUISITION CORP.

By:	/s/ Andrei Scrivens
Title: Chief Financial Officer